Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maxeon Solar Technologies, Ltd. 2020 Omnibus Incentive Plan of our report dated May 11, 2020, with respect to the combined financial statements of Maxeon Solar Technologies, Pte. Ltd. (now known as Maxeon Solar Technologies, Ltd.) included in its Registration Statement (Form 20-F) for the year ended December 29, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

August 6, 2020